UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2025 (March 21, 2025)

Rapid7, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37496	35-2423994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Causeway Street,
Boston, Massachusetts 02114
(Address of principal executive offices), including zip code

(617) 247-1717

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	RPD	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On March 21, 2025, Rapid7, Inc. (“Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with JANA Partners Management, LP (together with its controlled affiliates and controlled associates, “JANA”) and filed a Current Report on Form 8-K (the “Initial Report”) to report, among other things, the agreement to (i) expand the size of the Company’s board of directors (the “Board”) from eight (8) to eleven (11) directors effective March 21, 2025, and (ii) appoint each of Wael Mohamed, Michael Burns and Kevin Galligan (together, the “Agreed Nominees”) to serve as an independent director of the Board no later than April 15, 2025 (in the case of Messrs. Mohamed and Burns) or upon receipt of a written request from JANA pursuant to the Cooperation Agreement to be received no later than May 23, 2025 (in the case of Mr. Galligan).

This Current Report on Form 8-K/A amends and supplements Item 5.02 of the Initial Report to announce the effective date of each such Agreed Nominee’s appointment.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The effective date of appointment of Messrs. Mohamed and Burns is April 15, 2025. The effective date of appointment of Mr. Galligan is April 22, 2025.

None of Messrs. Mohamed, Burns or Galligan has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2025	Rapid 7, Inc.

	By:	/s/ Tim Adams
	Name:	Tim Adams
	Title:	Chief Financial Officer